EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Astrotech Corporation
Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-200706, 333-151752, 333-43159, 333-43181, and 333-36779) of Astrotech Corporation of our report dated September 29, 2016, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA, LLP
Austin, Texas
September 29, 2016